Exhibit 10.1

Extension Request

To: Barclays Bank PLC as Agent

From: Innospec Inc.

Dated: 25 April 2024

Dear Sirs

Innospec Inc. – Multicurrency Revolving Facility Agreement dated 31 May 2023 (Facility Agreement)

1.

We refer to the Facility Agreement. This is an Extension Request. Terms defined in the Facility Agreement have the same meaning in this Extension Request unless given a different meaning in this Extension Request.

2.	We wish to extend the Termination Date to 31 May 2028.

3.	This Extension Request is irrevocable.

4.	We kindly request that you refer this matter to the Lenders in accordance with clause 7.2 of the Facility Agreement.

Yours faithfully

For and on behalf of Innospec Inc.

Innospec Inc.
Innospec Manufacturing Park
Oil Sites Road, Ellesmere Port
Cheshire, CH65 4EY, UK
Tel: +44 (0) 151 355 3611
Fax: +44 (0) 151 356 2349
www.innospecinc.com